AMENDMENT NO. 1 TO INVESTMENT ADVISORY AGREEMENTS

This AMENDMENT NO. 1, effective as of October 1, 2019, (this “Amendment”) to each Investment Advisory Agreement by and between each investment company (each, a “Trust”) listed on Schedule A hereto (“Schedule A”), on behalf of its respective series listed on Schedule A (each, a “Fund”), and Wellington Management Company LLP (the “Advisor”).

WITNESSETH:

WHEREAS, the parties hereto have entered into each Investment Advisory Agreement listed on Schedule A, dated as of the respective date listed on Schedule A (each, an “Agreement”), pursuant to which the Advisor has agreed to render investment advisory services to the respective Fund; and

WHEREAS, each Agreement may be amended by mutual consent; and

WHEREAS, the parties desire to modify each Agreement’s Proxy Policy section listed on Schedule A (each, a “Proxy Policy Section”);

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the respective Agreement.

2.Amendment of Agreement. As of the date of this Amendment, or such later date as may be determined by a Fund, the language following “Proxy Policy.” in each Proxy

Policy Section of each Agreement is hereby deleted and replaced with the following:

The Advisor shall vote proxies solicited by or with respect to the issuers of securities in which the Wellington Management Portfolio may be invested in accordance with the Advisor’s proxy voting policies and procedures in a manner that complies with applicable law and regulations, and any additional operating policies or procedures that the Fund communicates to the Advisor in writing.

3.No Other Modifications. Except as specifically modified hereby, each Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth herein.

WELLINGTON MANAGEMENT COMPANY LLP

By: _/s/Mark Mandel______

Name: Mark Mandel

Title: Senior Managing Director

VANGUARD EXPLORER FUND

VANGUARD FENWAY FUNDS

VANGUARD FIXED INCOME SECURITIES FUNDS

VANGUARD MALVERN FUNDS

VANGUARD SPECIALIZED FUNDS

VANGUARD TRUSTEES' EQUITY FUND

VANGUARD VARIABLE INSURANCE FUND

VANGUARD WELLESLEY INCOME FUND

VANGUARD WHITEHALL FUNDS

VANGUARD WINDSOR FUNDS

VANGUARD WELLINGTON FUND

VANGUARD WORLD FUND

EACH ON BEHALF OF ITS SERIES

SET FORTH ON EXHIBIT A ATTACHED HERETO

By: _/s/Mortimer J. Buckley_____________

Name: Mortimer J. Buckley

Title: Chairman and Chief Executive Officer

Schedule A-- Investment Advisory Agreements

			Proxy Policy
Dated	Trust	Fund	Section
2/1/2011	Vanguard Explorer Fund	Vanguard Explorer Fund	13

4/1/2015	Vanguard Fenway Funds	Vanguard Equity Income Fund	13

5/1/2005	Vanguard Fixed Income	Vanguard GNMA Fund	12
	Securities Funds
5/1/2005	Vanguard Fixed Income	Vanguard Long-Term	12
	Securities Funds	Investment-Grade Fund
5/1/2005	Vanguard Fixed Income	Vanguard High-Yield Corporate	12
	Securities Funds	Fund
1/1/2013	Vanguard Malvern Funds	Vanguard Capital Value Fund	13

7/27/2018	Vanguard Specialized	Vanguard Global Capital Cycles	13
	Funds	Fund (f/k/a Vanguard Precious
		Metals and Mining Fund)
8/1/2010	Vanguard Specialized	Vanguard Energy Fund	13
	Funds
5/1/2014	Vanguard Specialized	Vanguard Health Care Fund	13
	Funds
2/1/2016	Vanguard Specialized	Vanguard Dividend Growth	13
	Funds	Fund
8/1/2013	Vanguard Trustees'	Vanguard Emerging Markets	13
	Equity Fund	Select Stock Fund
4/1/2007	Vanguard Variable	Balanced Portfolio	13
	Insurance Fund
10/7/2010	Vanguard Variable	Growth Portfolio	13
	Insurance Fund
4/1/2008	Vanguard Variable	Equity Income Portfolio	13
	Insurance Fund
4/1/2007	Vanguard Variable	High Yield Bond Portfolio	13
	Insurance Fund
10/1/2014	Vanguard Wellesley	Vanguard Wellesley Income	13
	Income Fund	Fund
12/1/2013	Vanguard Wellington	Vanguard Wellington Fund	13
	Fund
6/7/2010	Vanguard Whitehall	Vanguard International Explorer	13
	Funds	Fund
12/17/2018	Vanguard Whitehall	Vanguard Mid-Cap Growth	14
	Funds	Fund
5/1/2007	Vanguard Windsor Funds	Vanguard Windsor Fund	13

10/7/2010	Vanguard World Fund	Vanguard U.S. Growth Fund	13
11/1/2017	Vanguard World Fund	Vanguard Global Wellington	13
		Fund
11/1/2017	Vanguard World Fund	Vanguard Global Wellesley	13
		Income Fund